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                                                                    Exhibit 8



                      [BANK OF AMERICA NT&SA LETTERHEAD]



                                               August 22, 1994

Board of Directors
BankAmerica Corporation
Bank of America Center
San Francisco, CA 94104

Ladies and Gentlemen:

     This letter confirms the opinion I have set forth in full under the heading "Certain United States Federal Income Tax Requirements" in the prospectus supplement dated August 22, 1994 (the "Prospectus Supplement"), for BankAmerica Corporation's Medium-Term Notes, Series I. The Prospectus Supplement is supplemental to BankAmerica Corporation's prospectus dated August 22, 1994 (the "Prospectus") included in the registration statement, SEC Registration No. 33-54385 (the "Registration Statement").

     In addition, I hereby consent to the use of this letter as an exhibit to the Form 8-K and of my name under the caption "Legal Matters" in the Registration Statement and in the Prospectus and under the caption "Certain United States Federal Income Tax Requirements" of the Prospectus Supplement.

                                            Very truly yours,

                                            /s/ RAYMOND W. MCKEE

                                            Raymond W. McKee
                                            Senior Vice President
                                            General Tax Counsel